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                                                                   Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72431) pertaining to the AVTEAM, Inc. 1996 Stock Option Plan of our reports dated February 12, 1999, with respect to the consolidated financial statements and schedules of AVTEAM, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP

Miami, Florida
April 21, 1999